                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into, effective as of March 6, 1998 (the "CLOSING DATE"), between and among SanTi Group of Florida, Inc., a Georgia corporation (the "BUYER"); Seagraves, Inc., a Florida corporation (the "SELLER"); and William D. Seagraves, Sr., a Florida resident ("W. SEAGRAVES"), and Seaburn Seagraves, a Florida resident ("S. SEAGRAVES") (W. Seagraves and S. Seagraves sometimes collectively referred to herein as the "SELLER SHAREHOLDERS" and sometimes individually referred to herein as a "SELLER SHAREHOLDER"), and Angelina P. Seagraves, a Florida resident ("A. SEAGRAVES") (the Seller Shareholders and A. Seagraves sometimes collectively referred to herein as the "SELLER SHAREHOLDER PARTIES" and sometimes individually referred to herein as a "SELLER SHAREHOLDER PARTY") (the Buyer, the Seller and the Seller Shareholder Parties are sometimes referred to collectively herein as the "PARTIES" and sometimes referred to individually herein as a "PARTY").

         WHEREAS, the Seller owns certain contract rights, customer accounts, trucks, containers and other assets and is engaged in the non-hazardous liquid waste collection and disposal business in the Orange County, Florida area, including, but not limited to, under the names "Seagraves, Inc.", "Brownie Environmental Services", "Brownie Sewer & Drain Cleaning Service" and "Brownie Septic Tank Contractors" (the "BUSINESS"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase all of the assets of the Seller used in the Business and assume certain of the liabilities of the Seller in return for cash and the SanTi Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the Parties agree as follows.


                           ARTICLE 1. KEY DEFINITIONS

         "ACCOUNTS" means (i) all customer accounts, names, lists, purchase orders, service agreements and contracts (including implied or quantum meruit contractual rights) or other rights of the Seller to provide liquid waste services to customers of the Seller, and all rights to and in connection with any activities commonly associated with such services, customer service agreements, and contract rights (including implied or quantum meruit contractual rights) with customers, and (ii) all files, correspondence, records (including billing and service records for the preceding twelve (12) months) and related proprietary information and material and other intellectual property which is necessary, helpful or related to providing such services described above; excluding, however, (x) all customer accounts, rights or contracts which deal in hazardous chemical toxic or low-level radioactive waste or any Hazardous Materials which the Buyer determines it does not wish to purchase, and (y) all small business set aside contracts which the Buyer determines it does not wish to purchase. All of the customer accounts, contracts and other rights which are not being purchased, including those accounts described in items (x) and (y) of this definition, shall be set forth on Schedule 1 and are hereinafter referred to collectively as the "EXCLUDED ACCOUNTS".

         "ACQUIRED ASSETS" means all right, title and interest in and to all of the assets of the Seller used or useful in the Business, and shall include, but not be limited to, all of the Seller's: (a) Accounts, (b) leaseholds and subleaseholds in real property, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (c) tangible personal property (such as repair parts, machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, certain automobiles, trucks, tractors, trailers, tankers, tools, pumps, stabilizers, jigs, and dies), (d) intellectual property (including, but not limited to, the names "Brownie Environmental Services", "Brownie Sewer &

Drain Cleaning Service" and "Brownie Septic Tank Contractors"), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all applicable jurisdictions, (e) leases, subleases, and rights thereunder, (f) agreements (such as equipment rental agreements and service agreements), contracts, customer agreements, disposal agreements, service agreements, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (g) notes receivable and other receivables, other than accounts receivable, (h) securities (including, but not limited to, the capital stock of its Subsidiaries), (i) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (j) franchises, approvals, permits (including but not limited to disposal permits), licenses (including but not limited to radio transmitter licenses), orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, servicemarks, trademarks, logos, and (k) telephone numbers, yellow page advertising, books, records (excluding bank accounts), ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, operational, billing and payable information, studies, reports, and other printed or written materials, computer hardware and software; provided, however, that the Acquired Assets shall not include those assets of the Seller set forth on Schedule 2 (collectively the "EXCLUDED ASSETS").

         "EMPLOYEE BENEFIT PLAN" means any (i) nonqualified deferred compensation or retirement plan or arrangement, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, each as amended and as now or hereafter in effect.

         "HAZARDOUS MATERIALS" means any substance that has been designated by any governmental authority whose requirements are applicable to any of the Seller and its Subsidiaries to be radioactive, toxic, hazardous, or otherwise pose potential danger to health or the environment, including, but not limited to, volatile organic compounds and all substances listed pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Resource Conservation Recovery Act, the federal Clean Air Act, the federal Water Pollution Control Act, the Toxic Substance Control Act and the Occupational Safety and Health Act, as such acts are amended to the Closing Date, and the regulations and publications promulgated to the Closing Date pursuant to said acts, and "extremely hazardous substances" (as said term is defined in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended).

         "KNOWLEDGE" means actual knowledge after reasonable investigation and includes constructive knowledge.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).


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         "LITIGATION" means any legal action, administrative or other proceeding, arbitration, cause of action, claim, complaint, criminal prosecution, inquiry, hearing, investigation (governmental or otherwise), or notice (written or oral) by any Person alleging potential liability or requesting information relating to or affecting the Seller, any of its Subsidiaries, the Business, the Acquired Assets or the transactions contemplated by this Agreement.

         "LOSSES" means any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interests, assessments, actions, causes of action, suits, losses, diminution in the value of any of the Acquired Assets, compensatory, punitive, exemplary or consequential damages (including, without limitation, lost income and profits and interruptions of business), Liabilities, costs, expenses (including, without limitation, (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) consultant's fees and other costs of defense or investigation); and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown or otherwise.

         "MONTHLY GROSS REVENUES" means (i) prior to the Closing, the monthly gross revenues of the Seller from the Business (but only from the following lines of business: sewer and drain cleaning, small plumbing repair, septic tank installation and pumping, drainfield installation and repairs, wastewater treatment plant, and yellow grease collection, processing and resale) determined on an accrual basis, and (ii) subsequent to the Closing, the monthly gross revenues of the Buyer from the Business (but only from the following lines of business: sewer and drain cleaning, small plumbing repair, septic tank installation and pumping, drainfield installation and repairs, wastewater treatment plant, and yellow grease collection, processing and resale) determined on an accrual basis. In each of the situations described in items (i) and (ii) of this definition, the term Monthly Gross Revenues shall not include (i) any revenues of the Seller or the Buyer, as the case may be, from the Business with respect to extraordinary sales which may take place or which may be included in the Business, (ii) any revenues of the Seller or the Buyer, as the case may be, from the Business for services not actually rendered, or (iii) any revenues of the Seller or the Buyer, as the case may be, from the Excluded Accounts.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental (including taxes under ss.59A of the Internal Revenue Code of 1986, as amended (the "CODE")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability,


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real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                          ARTICLE 2. BASIC TRANSACTIONS

         2.1 PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, and effective as of 12:01 a.m. on the Closing Date, the Buyer hereby purchases from the Seller, and the Seller hereby sells, transfers, conveys, and delivers to the Buyer, all of the Acquired Assets, for the consideration specified below in this Article 2, free and clear of any and all Security Interests, other than the Assumed Liabilities.

         2.2 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, and effective as of the Closing, the Buyer hereby assumes and becomes responsible for all of the liabilities of the Seller set forth on Schedule 3 (collectively the "Assumed Liabilities"). Except for the Assumed Liabilities, nothing in this Agreement or any other document entered into on the Closing Date shall in any way obligate the Buyer for any Liabilities, obligations or charges of the Seller, any of its Subsidiaries, or any of the Seller Shareholder Parties, including, but without limitation, any Liabilities attributable to Environmental, Health and Safety Requirements, or Liabilities or charges for Taxes or recording fees arising out of the sale or transfer of the Acquired Assets. It is specifically understood and agreed by the Parties that the Buyer does not assume any Liabilities, obligations or charges of the Seller, any of its Subsidiaries, or the Seller Shareholder Parties except for the Assumed Liabilities.

         2.3 PURCHASE PRICE. The Buyer agrees to pay, issue and deliver to the Seller the following (collectively, the "PURCHASE PRICE"): (i) cash in the amount of $2,850,000, payable by wire transfer or delivery of other immediately available funds, (ii) a promissory note (the "BUYER NOTE") in the aggregate principal amount of $2,000,000; (iii) 60,000 shares (the "SANTI STOCK") of the common stock of SanTi Group, Inc., a Delaware corporation ("SANTI"), and (iv) documentation effecting the assumption of the Assumed Liabilities. The Buyer is contemporaneously at the Closing tendering to the Seller (i) all of the cash portion of the Purchase Price, less the sum of the amount(s) set forth on
Schedule 4 which is required to be paid to the third parties set forth on
Schedule 4 at the Closing in order to remove those Security Interests set forth on Schedule 4 which encumber certain of the Acquired Assets immediately prior to the Closing, (ii) the Buyer Note, (iii) documentation effecting the conveyance of 60,000 shares of the SanTi Stock, and (iv) documentation effecting the assumption of the Assumed Liabilities. The Seller acknowledges and agrees that the Buyer is retaining 12,000 shares of the SanTi Stock, pursuant to that certain Stock Pledge Agreement, of even date herewith, between the Buyer and the Seller (the "STOCK PLEDGE"), to hold as security to offset against any Losses asserted against, imposted upon or incurred by the Buyer arising out of any of the matters listed in items (i) through (v) of Section 5.2 hereof.

         2.4 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") is contemporaneously taking place at the offices of David B. McEwen, P.A., 501 First Avenue North, #700, St. Petersburg, Florida 33701, commencing at 9:00 a.m. local time on the Closing Date.

         2.5 ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) consistent with the Code and in accordance with the allocation schedule to be agreed upon by the Parties.


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



         2.6 USE OF NAME. Following the Closing Date, the Seller shall not use or give permission to any other Party to use the name "Brownie Environmental Services", "Brownie Sewer & Drain Cleaning Service" and "Brownie Septic Tank Contractors" or any substantially similar name in connection with the operation of a waste collection and disposal business.

         2.7 CONFIDENTIALITY. The Seller and each Seller Shareholder Party agree that for a period of five (5) years after the Closing Date, none of them nor any other person connected with any of them shall at any time divulge, and each of them shall cause their respective agents, employees and "AFFILIATES" (as said term is defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended) not to divulge, the existence and terms of the negotiations resulting in this Agreement, the terms and conditions of this Agreement and the financing arrangements of the Buyer and its Affiliates, except as required by applicable federal, state or local statutes pursuant to subpoena or court order.

         2.8 TELEPHONE REFERRALS. From and after the Closing Date, the Seller shall refer, and cause its agents to refer, all telephone calls to it or them for liquid waste collection and disposal to the Buyer.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                OF THE SELLER AND THE SELLER SHAREHOLDER PARTIES

         The Seller and each of the Seller Shareholder Parties jointly and severally represent and warrant to the Buyer that the statements contained in this Article 3 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Article 3.

         3.1 ORGANIZATION OF THE SELLER AND CERTAIN SELLER SHAREHOLDER PARTIES. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is duly authorized to conduct business and the Business, and is in good standing, under the laws of each jurisdiction where such qualification is required. If any Seller Shareholder Party is an entity, such Seller Shareholder Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation and organization.

         3.2 AUTHORIZATIONS. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller Shareholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. Each of the Seller Shareholder Parties has full power and authority (including, if any Seller Shareholder Party is a corporation or other entity, full corporate or other entity power and authority) to execute and deliver this Agreement and to perform such Seller Shareholder Party's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller and each Seller Shareholder Party, enforceable in accordance with its terms and conditions.

         3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Seller and the Seller Shareholder Parties, nor the consummation by the Seller and the Seller Shareholder Parties of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller, any of its Subsidiaries or any Seller Shareholder Party is subject (or, if any Seller Shareholder Party is a corporation or other entity, any provision of its charter or bylaws or other governing documents) or any provision of the charter or bylaws of any of the Seller or any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any


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notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Seller, any of its Subsidiaries, or any Seller Shareholder Party is a party or by which the Seller, any of its Subsidiaries, or any Seller Shareholder Party is bound or to which any assets of the Seller, any of its Subsidiaries, or any Seller Shareholder Party is subject (or result in the imposition of any Security Interest upon any assets of the Seller, any of its Subsidiaries, or any Seller Shareholder Party). Neither the Seller nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.4 SELLER SHARES; BROKERS' FEES. Each Seller Shareholder holds of record the number of shares of issued and outstanding capital stock of the Seller set forth next to such Seller Shareholder's name in Section 3.4 of the Disclosure Schedule. Neither the Seller nor any of its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         3.5 TITLE TO ASSETS. The Seller and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by any of them, located on any of their respective premises, or shown on the balance sheet contained within the Most Recent Financial Statements (the "MOST RECENT BALANCE SHEET") or acquired after the date thereof, free and clear of all Security Interests, other than the Assumed Liabilities, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, other than the Assumed Liabilities.

         3.6 SUBSIDIARIES. Each Subsidiary of the Seller is listed in Section
3.6 of the Disclosure Schedule, and is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Subsidiary of the Seller has full power and authority (including full corporate power and authority) and all licenses, permits, and authorizations necessary to carry on the Business and the other businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. All of the issued and outstanding shares of capital stock of each Subsidiary of the Seller have been duly authorized and are validly issued, fully paid, and nonassessable. The Seller holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Seller, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Seller and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Seller to issue, sell, or otherwise cause to become outstanding any of its own capital stock (other than this Agreement). There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Seller. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each Subsidiary of the Seller are correct and complete. None of the Subsidiaries of the Seller is in default under or in violation of any provision of its charter or bylaws. None of the Seller and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Seller.



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



         3.7 FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) unaudited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997 (the "MOST RECENT FISCAL YEAR END") for the Seller and its Subsidiaries; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the two (2) month period ended February 28, 1998 (the "MOST RECENT FISCAL MONTH END") for the Seller and its Subsidiaries. The Financial Statements (including the notes thereto) present fairly the financial condition of the Seller and its Subsidiaries as of such dates and the results of operations of the Seller and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Seller and its Subsidiaries (which books and records are correct and complete). The net book value of the Acquired Assets is not less than $__________________.

         3.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any adverse change in the Business or the business, financial condition, operations, results of operations, or future prospects of the Seller or any of its Subsidiaries. Without limiting the generality of the foregoing, since that date: (i) neither the Seller nor any of its Subsidiaries has sold, leased, transferred, pledged or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business; (ii) neither the Seller nor any of its Subsidiaries has entered into (or issued), accelerated, terminated, modified, or canceled any agreement, contract, lease, note, bond, debt security or license either involving more than $5,000 or outside the Ordinary Course of Business; (iii) neither the Seller nor its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business; (iv) neither the Seller nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business; (v) neither the Seller nor any of its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business; (vi) neither the Seller nor any of its Subsidiaries has issued, sold, disposed of or granted any rights to purchase any of its capital stock, or declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind), or redeemed, purchased, or otherwise acquired any of its capital stock; (vii) neither the Seller nor any of its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property; (viii) neither the Seller nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, or employees outside the Ordinary Course of Business; (ix) neither the Seller nor any of its Subsidiaries has (a) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement; (b) granted any increase in the base compensation of any of its directors, officers, or employees (or made any other change in employment terms for such persons) outside the Ordinary Course of Business; or (c) adopted, amended, modified, or terminated any Employee Benefit Plan; (x) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller or any of its Subsidiaries; and (xi) neither the Seller nor any of its Subsidiaries has committed to any of the foregoing.

         3.9 UNDISCLOSED LIABILITIES. Neither the Seller nor any of its Subsidiaries has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).


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



         3.10 LEGAL COMPLIANCE. Each of the Seller, its Subsidiaries, and its predecessors and Affiliates has complied with all applicable laws (including rules, statutes, regulations, codes, permits, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. None of the Seller Shareholder Parties and the directors, officers and management employees of the Seller has any Knowledge of any basis (existing prior to the Closing) which could result in (i) any failure of the Buyer (based upon its acquisition of the Business) to comply after the Closing with any and all applicable laws (including rules, statutes, regulations, codes, permits, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), or any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice being filed or commenced after the Closing against the Buyer or any of its Affiliates alleging any failure to so comply.

         3.11 TAX MATTERS. Each of the Seller and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Seller and its Subsidiaries (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where any of the Seller and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Each of the Seller and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No Seller Shareholder Party or director or officer (or employee responsible for Tax matters) of any of the Seller and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Seller and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the Seller Shareholder Parties and the directors and officers (and employees responsible for Tax matters) of any of the Seller and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Section
3.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Seller and its Subsidiaries for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Seller and its Subsidiaries since December 31, 1995. The unpaid Taxes of the Seller and its Subsidiaries (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries in filing their Tax Returns.

         3.12 REAL PROPERTY.

                  (i) Section 3.12(i) of the Disclosure Schedule lists and describes briefly all real property that any of the Seller and its Subsidiaries owns. With respect to each such parcel of owned real property required to be listed and described on Section 3.12(i) of the Disclosure Schedule: (A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto; (B) there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;
(C) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; (E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person or Persons the right of use or occupancy of any portion of the parcel of real property; (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; (G) there are no Persons (other than the Seller and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 3.2.12(i) of the Disclosure Schedule who are in possession of space to which they are entitled; (H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; (I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available; (J) no Hazardous Material is present in, on or under such real property at any time prior to the Closing Date, including any land and the improvements, ground water and surface water thereof, except in accordance with applicable laws and regulations; and (K) there are and have been no storage tanks located on or under such property.

                  (ii) Section 3.12(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to or not owned but otherwise used by any of the Seller and its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) required to be listed in Section 3.12(ii) of the Disclosure Schedule. With respect to each lease and sublease required to be listed in
Section 3.12(ii) of the Disclosure Schedule: (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect; (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease and no party to the lease or sublease has repudiated any provision thereof; (E) with respect to each sublease, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying lease; (F) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; (G) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; (H) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; (I) no Hazardous Material is present in, on or under such real property at any time prior to the Closing Date, including any land and the improvements, ground water and surface water thereof, except in accordance with applicable laws and regulations; and (J) there are and have been no storage tanks located on or under such property. With respect to each such property used by but not owned by, leased to or subleased to any of the Seller and its Subsidiaries, Section 3.12(ii) of the Disclosure Schedule states the nature and terms of the relationship pursuant to which such property is used.

         3.13 TANGIBLE ASSETS. The Seller and its Subsidiaries own or lease all buildings, machinery, equipment, other tangible assets, permits, licenses and agreements necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Except as set forth on Section 3.13 of the Disclosure Schedule, each such tangible asset is in good operating condition and repair (subject to normal wear and tear). There are no defects in the Acquired Assets which affect the plumbing, electrical, sewer, ventilating or air conditioning systems thereof.

         3.14 CONTRACTS. Section 3.14 of the Disclosure Schedule lists all contracts and other agreements to which any of the Seller and its Subsidiaries is a party. The Seller has delivered to the Buyer a correct and complete copy of each written agreement (as amended to date) required to be listed in Section
3.14 of the Disclosure Schedule. With respect to each agreement required to be listed in Section 3.14 of the Disclosure Schedule: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party thereto has repudiated any provision of the agreement.

         3.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed by or on behalf of any of the Seller and its Subsidiaries.

         3.16 INSURANCE. Section 3.16 of the Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Seller and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each insurance policy required to be listed in Section 3.16 of the Disclosure Schedule: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Seller and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Each of the Seller and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the Business and the other businesses in which it has engaged during the aforementioned period. Section 3.16 of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Seller and its Subsidiaries, as well as any pending claims with respect to insurance coverage owned by the Seller or its Subsidiaries, including amounts held in reserve by the Seller or its Subsidiaries in connection with any such claim.

         3.17 LITIGATION. Section 3.17 of the Disclosure Schedule sets forth each instance in which any of the Seller and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations required to be set forth in Section 3.17 of the Disclosure Schedule could result in any adverse change in the Business, the other business, financial condition, operations, results of operations, or future prospects of any of the Seller and its Subsidiaries. None of the Seller Shareholder Parties and the directors and officers (and employees with responsibility for litigation matters) of the Seller and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Seller and its Subsidiaries.

         3.18 SERVICE WARRANTY AND LIABILITY. Each service provided or delivered by any of the Seller and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Seller nor any of its Subsidiaries has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Seller and its Subsidiaries giving rise to any Liability) (i) for damages in connection therewith, or (ii) arising out of any injury to individuals or property as a result of the use of any service provided or delivered by any of the Seller and its Subsidiaries. No service provided or delivered by any of the Seller and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale. Section 3.18 of the Disclosure
Schedule includes copies of the standard terms and conditions of sale for each of the Seller and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         3.19 [THIS SECTION INTENTIONALLY LEFT BLANK]

         3.20 EMPLOYEES AND INDEPENDENT CONTRACTORS. Section 3.20 of the Disclosure Schedule contains a complete list of all employees and independent contractors of each of the Seller and its Subsidiaries engaged in the conduct of the Business, and for each employee or independent contractor required to be listed on Section 3.20 of the Disclosure Schedule, their address, social security number, current annual base salary or hourly rate and years of employment or engagement with any of the Seller and its Subsidiaries. No executive, key employee, group of employees, key independent contractor or group of independent contractors has any plans to terminate employment or engagement with any of the Seller and its Subsidiaries or with the Buyer if the Buyer has made known to the Seller its intention to employ or engage such person, persons, entity or entities. Neither the Seller nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, or experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Seller nor any of its Subsidiaries has committed any unfair labor practice or taken an action which would give rise to a claim under any federal or state law restricting discrimination in employment. None of the Seller Shareholder Parties and the directors and officers (and employees with responsibility for employment matters) of the Seller and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Seller and its Subsidiaries.

         3.21 EMPLOYEE BENEFITS. Section 3.21 of the Disclosure Schedule lists each Employee Benefit Plan that any of the Seller and its Subsidiaries maintains or to which any of the Seller and its Subsidiaries contributes or has any obligation to contribute. Each Employee Benefit Plan (and each related trust, insurance contract, or fund) required to be listed on Section 3.21 of the Disclosure Schedule complies in form and in operation in all respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws.

         3.22 GUARANTIES. Neither the Seller nor any of its Subsidiaries is a guarantor or otherwise liable or responsible for any Liability or obligation (including indebtedness) of any other Person.

         3.23 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                  (i) The Seller, its Subsidiaries, and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Requirements, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (ii) Neither the Seller nor any of its Subsidiaries has any Liability (and none of their respective predecessors and Affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller, giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Requirements, except in compliance with all applicable Environmental, Health and Safety Requirements.

                  (iii) All properties and equipment used in the Business, the Seller's Subsidiaries' businesses, and their respective predecessors' and Affiliates' businesses, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and all Hazardous Materials.

                  (iv) Neither the Seller nor any of its Subsidiaries has transported, stored, treated or disposed, nor allowed or arranged for any third person to transport, store, treat or dispose of, waste to or at any location other than a site lawfully permitted to receive such waste for such purposes. Neither the Seller nor any of its Subsidiaries has transported, stored, treated or disposed of, nor allowed or arranged for any third person to transport, store, treat or dispose of, (A) any Hazardous Materials, or (B) any other waste to or at any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar federal or state statute assigning responsibility for the cost of investigating or remediating releases of contaminants into the environment.

                  (v) Section 3.23(v) of the Disclosure Schedule is a complete and accurate list of (A) locations (identified by name, address, owner/operator, type of facility and type of waste) to which any of the Seller and its Subsidiaries has ever transported, or ever caused to be transported, allowed or arranged for any third party to transport, any type of waste material, generated by any of the Seller and its Subsidiaries, or customers of any of the Seller and its Subsidiaries, for storage (other than at a customer's facility), treatment, burning, recycling or disposal, and (B) storage (other than at a customer's facility), treatment, burning, recycling or disposal activities which any of the Seller and its Subsidiaries has undertaken, at any time, at locations then or presently owned or occupied by any of the Seller and its Subsidiaries (such list to include property address, nature of the interest of the Seller or its Subsidiaries in property, nature of the activity conducted at such location, type and form or waste, estimated volume of waste disposal on or in ground, and period of time the activity was conducted).

                  (vi) Neither the Seller nor any of its Subsidiaries has received any notification (including requests for information directed to any of the Seller and its Subsidiaries or any Seller Shareholder Party) from any governmental agency or any other person asserting that any of the Seller and its Subsidiaries is or may be a "potentially responsible person" or otherwise liable with respect to a remediation or the payment of response costs at a waste storage treatment or disposal action facility, pursuant to the provisions of the Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

         3.24 CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER AND ITS AFFILIATES. None of the Seller Shareholder Parties nor any of their respective Affiliates has been involved in any business arrangement or relationship with any of the Seller and its Subsidiaries within the past 12 months which has caused or resulted in increased gross revenues for the Seller from the Business and which, if not continued subsequent to the Closing, will cause or result in decreased revenues for the Buyer from the Business, and none of the Seller Shareholder Parties nor any of their respective Affiliates owns or leases any asset, tangible or intangible, which is used in the businesses of any of the Seller and its Subsidiaries. Neither the Seller, any of its Subsidiaries nor any Seller Shareholder Party owns or has any interest in a Person (other than the

Seller and its Subsidiaries) conducting a liquid waste management business.

         3.25 INVESTMENT. The Seller and each of the Seller Shareholders (i) understands that the SanTi Stock has not been, and will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) understands that the Seller is acquiring the SanTi Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and SanTi and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the SanTi Stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the SanTi Stock, and (vi) is an "ACCREDITED INVESTOR" (as said term is defined in Regulation D promulgated under the Securities Act) for the reasons set forth in Section 3.25 of the Disclosure Schedule.

         3.26 OWNERSHIP AND ASSIGNABILITY OF ACCOUNTS. The Seller is the lawful owner of all of the Accounts, and all such Accounts are free and clear of all claims, liens, mortgages, pledges, encumbrances and security interests of every kind, including, but not limited to financing arrangements (including receivables financing). There are no outstanding rights of any kind to acquire from either the Seller or the Seller Shareholder Parties, either separately or jointly, any interest whatsoever, whether current or future, in the Accounts, held by any Person other than Buyer. Except for those Accounts expressly set forth in Section 3.26 of the Disclosure Schedule, all Accounts are freely assignable by the Seller, and such assignment, transfer and delivery thereof to the Buyer of all of the Accounts will not constitute or result in a breach, violation or default of any agreements relating to such Accounts, and such agreements and Accounts shall remain in full force and effect as if there had been no assignment, transfer or delivery.

         3.27 REVENUE AND MAJOR ACCOUNTS. The average Monthly Gross Revenue of the Seller for the calendar months of January, 1997 through February, 1998 is at least $555,000. Section 3.27 of the Disclosure Schedule contains a listing of the Monthly Gross Revenues of the Seller for the calendar months of January, 1997 through February, 1998. Unless otherwise noted on Section 3.27 of the Disclosure Schedule, during the 12 calendar month period immediately preceding the Closing Date, the Seller has not lost any customer that generated more than ten percent (10%) of the Seller's gross revenues in any of the Seller's past fiscal periods.

         3.28 [THIS SECTION INTENTIONALLY LEFT BLANK]

         3.29 POSSESSION OF FRANCHISES, LICENSES, ETC. Each of the Seller and each of its Subsidiaries possesses, free from any burdensome restriction, all franchises, certificates, licenses, permits, clearances, consents and other authorizations from governmental political subdivisions or regulatory authorities that are necessary for (i) the continued ownership, maintenance and operation of the Business and the other businesses conducted by any of the Seller and its Subsidiaries, as currently being operated and conducted, (ii) the continued operation, use and ownership of the Acquired Assets, as currently being operated and used, and (iii) the servicing of the Accounts, as currently being serviced (collectively the "PERMITS"). Section 3.29 of the Disclosure Schedule sets forth all of the Permits and for each Permit, accurately describes the expiration and/or renewal date thereof. Neither the Seller nor any of its Subsidiaries is in any way whatsoever in violation of any of the Permits, and each of the Seller and its Subsidiaries has complied with all applicable covenants and conditions of each of the Permits. There is no action, proceeding, permit revocation, permit amendment, writ, injunction, claim or investigation pending or threatened, concerning or relating to any of the Permits or the Hazardous Materials activities of any of the Seller and its Subsidiaries, including, but not limited to, the treatment, storage or disposal of Hazardous Materials or liquid or solid waste materials which have been handled by the Seller, any of its Subsidiaries, or any of their respective predecessors or Affiliates.

         3.30 THIRD PARTY RELATIONSHIPS. Each of the Seller and its Subsidiaries has good working relationships in accordance with past practices with all suppliers, subcontractors, governmental regulators and other Persons necessary or appropriate for the normal operation of the Business and the businesses of the Seller's Subsidiaries. The consummation of the subject transaction will not result in any injury to or disruption of such relationships, and none of the Seller Shareholder Parties and the directors and officers of the Seller and its Subsidiaries has any Knowledge that the Buyer will incur any costs or expenses in order to continue such relationships as they had been maintained previous to the Closing.

         3.31 [THIS SECTION INTENTIONALLY LEFT BLANK]

         3.32 DISCLOSURE. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

             ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that the statements contained in this Article 4 are correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Article 4.

         4.1 ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, or by the exercise of judicial discretion in accordance with general equitable principles.

         4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         4.4 BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     ARTICLE 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, agreements, covenants and obligations made or undertaken by the Seller and each Seller Shareholder Party in this Agreement are, whether specified as such or not, the joint and several representations, warranties, agreements, covenants and obligations of all of the Seller and the Seller Shareholder Parties, unless otherwise specifically indicated to the contrary herein with respect to a particular representation, warranty, agreement, covenant or obligation; are material, have been relied upon by the Buyer, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any Party; and, as to the representations and warranties, shall terminate or expire on the fifth (5th) anniversary of the Closing Date, provided that such representations and warranties shall not terminate or expire, but shall continue, during the pendency of any suit, action, claim or other proceeding brought in respect of such representations and warranties prior to the termination or expiration of such five (5) year period. Notwithstanding the above, all representations and warranties made by the Seller and each Seller Shareholder Party in this Agreement that in any manner relate to (i) Tax matters, (ii) environmental matters, and (iii) title matters, or as to the terms and performance of this Agreement (collectively, the "SPECIAL MATTERS"), or any of the foregoing, shall terminate or expire only upon the termination or expiration of all applicable statutes of limitation. All representations, warranties, agreements, covenants and obligations made or undertaken by the Buyer in this Agreement shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any Party; and, as to the representations and warranties, shall terminate or expire on the fifth (5th) anniversary of the Closing Date, provided that such representations and warranties shall not terminate or expire, but shall continue, during the pendency of any suit, action, claim or other proceeding brought in respect of such representations and warranties prior to the termination or expiration of such five (5) year period.

         5.2 OBLIGATION OF THE SELLER AND THE SELLER SHAREHOLDER PARTIES TO INDEMNIFY. Subject to the limitations contained in this Article 5, the Seller and the Seller Shareholder Parties, jointly and severally, shall defend, indemnify and hold the Buyer and its shareholders, officers, directors, employees, counsel, agents, Affiliates and assigns (collectively, the "BUYER INDEMNITEES") harmless from and against any and all Losses asserted against, imposed upon or incurred by the Buyer Indemnitees, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of:

                  (i) any inaccuracy in any representation or warranty made by the Seller or any Seller Shareholder Party pursuant to this Agreement or the Disclosure Schedule;

                  (ii) any breach of any covenant or agreement made or to be performed by the Seller or any Seller Shareholder Party pursuant to this Agreement;

                  (iii) any Liability or Loss resulting from, arising out of, based upon or otherwise in respect of any violation or alleged violation of any Environmental, Health and Safety Requirements the Acquired Assets, or the presence of any Hazardous Materials on the Acquired Assets, that occurred at any time prior to Closing;

                  (iv) the Parties' failure to comply with any of the bulk sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, and any action brought or levy made as a result thereof; and/or

                  (v) any Liability or obligation of the Seller, any of its Subsidiaries (accruing prior to the Closing), or any of the Seller Shareholder Parties, or in any manner related to the Business (accruing prior to the Closing), the Acquired Assets (accruing prior to the Closing) or the Excluded Assets, in each of the foregoing cases, other than the Assumed Liabilities.

         5.3 OBLIGATION OF THE BUYER TO INDEMNIFY. Subject to the limitations contained in this Article 5, the Buyer shall defend, indemnify and hold the Seller and its officers, directors, stockholders, employees, counsel, agents, Affiliates and assigns (collectively, the "SELLER INDEMNITEES") harmless from and against any and all Losses asserted against, imposed upon or incurred by the Seller Indemnitees, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of:

                  (i) any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement or the Disclosure Schedule;

                  (ii) any breach of any covenant or agreement made or to be performed by the Buyer pursuant this Agreement; and/or

                  (iii) any Assumed Liability.

         5.4 MATTERS INVOLVING THIRD PARTIES.

                  5.4.1 If any third party shall notify any Person that is entitled to seek indemnification pursuant to Sections 5.2 or 5.3 hereof (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Person (the "INDEMNIFYING PARTY") under this Article 5, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  5.4.2 The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  5.4.3 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 5.4.2 above, (i) the Indemnified Party may retain separate co-counsel at its cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  5.4.4 In the event any of the conditions in Section 5.4.2 above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying

Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
(iii) the Indemnifying Party will remain responsible for any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 5.

         5.5 INDEMNIFICATION PAYMENTS. An Indemnifying Party shall pay to the Indemnified Party the full amount of any and all Losses (other than Losses resulting from a Third Party Claim) for which it is required to indemnify the Indemnified Party under this Article 5 within ten (10) days after its receipt of notice thereof from the Indemnified Party, and the full amount of any and all Losses resulting from a Third Party Claim within ten (10) days after final settlement or adjudication thereof; and in each case, thereafter the amount of any such Loss shall bear interest at the rate of interest publicly announced in Atlanta, Georgia from time to time by NationsBank of Georgia, N.A. as its prime rate, plus one percent (1%) per annum. After complying with the provisions of
Section 5.4 hereof with respect to any Loss that results from a Third Party Claim (if applicable), the Buyer shall be entitled to offset from any payments due the Seller or any of the Seller Shareholder Parties as part of the Purchase Price or otherwise (including but not limited to the SanTi Stock), the full amount of any and all Losses (whether or not resulting from a Third Party Claim) for which the Seller or any Seller Shareholder Party is required to indemnify any Buyer Indemnitee pursuant to Section 5.2 hereof, and the Buyer shall not be liable for any amounts so offset.

         5.6 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the Parties and other Persons under this Article 5 are independent of and in addition to such other rights and remedies that the Parties and such other Persons may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any Party hereto, including, without limitation, the right to offset, seek specific performance, rescission or restitution, none of which rights or remedies shall be adversely affected or diminished hereby.

                            ARTICLE 6. MISCELLANEOUS

         6.1 COMPLIANCE WITH BULK SALES LAWS. The Parties hereby waive compliance by the Buyer and the Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         6.2 TAXES. The Seller shall pay all federal, state and local income, sales, use, other transfer, documentary, stamp and other taxes, if any, due as a result of the purchase, sale or transfer of the Acquired Assets in accordance herewith, whether such Taxes are imposed by law on the Seller or the Buyer. Notwithstanding the foregoing, the Buyer shall pay (i) any and all sales taxes due as a result of transfer of the Acquired Assets consisting of motor vehicles, and (ii) any and all amounts payable to the Florida Department of Revenue with respect to documentary stamps in connection with the issuance of the Buyer Note to the Seller.

         6.3 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be (i) delivered by hand, (ii) mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, or (iii) sent by national overnight courier service to the Parties or their permitted assignees at the addresses set forth opposite the Parties' signatures hereto. All notices, requests, instructions or documents given to any Party in accordance with this Section 6.3 shall be deemed to have been given (i) on the date of receipt if delivered by hand or overnight courier service, or (ii) on the date five (5) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed. Any Party may change its address specified for notices herein by designating a new address by notice in accordance with this Section 6.3.

         6.4 ENTIRE AGREEMENT. All Exhibits and Schedules (including the Disclosure Schedule) referred to herein are intended to be, and hereby are, specifically incorporated into and made a part of this Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, writings and agreements relating to the subject matter of this Agreement.

         6.5 MODIFICATIONS, AMENDMENTS AND WAIVERS. The Parties may, by mutual written agreement and in no other manner, modify or amend the terms of this Agreement. The failure or delay of any Party at any time or times to require the performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term, agreement or covenant of, or the inaccuracy of any representation or warranty in, this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

         6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties, and their respective successors and permitted assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, except that the Buyer may assign this Agreement and its rights and obligations hereunder to one or more of its Affiliates, or to any of its lenders as collateral security.

         6.7 GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the substantive laws of the State of Florida, without regard to any laws related to choice or conflicts of laws.

         6.8 SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be adversely affected or impaired thereby. The Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

         6.9 ATTORNEYS' FEES AND EXPENSES. In any Litigation arising out of, under or in connection with this Agreement in which one Party prevails over another Party, the reasonable attorneys' fees and expenses incurred by the prevailing Party in connection with such Litigation shall be paid for or reimbursed by the opposing Party or Parties in such Litigation.

         6.10 NO BENEFIT TO OTHERS. The representation, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and, in the case of Article 5 hereof, the other Indemnified Parties, and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other Persons.

         6.11 CONSTRUCTION. Nothing in any Schedule (including the Disclosure Schedule) attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with particularity and describes the relevant facts in detail (and in terms of Liabilities, quantifies the amount thereof with specificity). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein, unless the representation or warranty has to do with the existence of the document or other item itself. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         6.12 EXPENSES. Except as otherwise provided herein, each of the Parties will bear such Party's own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         6.13 FURTHER ASSURANCES. From time to time, at any Party's request and without further consideration (unless the requesting Party is entitled to indemnity therefor as provided herein), the other Parties will execute and deliver to the requesting Party such documents and take such other action as such Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties have executed this Agreement under seal effective as of the date first above written.

                                     SELLER:

                                     SEAGRAVES, INC.


Address:  3191 Bayou Sound           By: /s/  William Seagraves          [SEAL]
          Longboat Key, FL 34228        ---------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     SELLER SHAREHOLDER PARTIES

Address:  3191 Bayou Sound
          Longboat Key, FL 34228      /s/ William D. Seagraves           [SEAL]
                                     ------------------------------------
                                     William D. Seagraves, Sr.

Address:  1563 Foxden Road
          Apopka, FL 32712           /s/ Seaburn Seagraves               [SEAL]
                                     ------------------------------------
                                     Seaburn Seagraves

Address:  3191 Bayou Sound
          Longboat Key, FL 34228      /s/ Angelina P. Seagraves          [SEAL]
                                     ------------------------------------
                                     Angelina P. Seagraves

                                     BUYER:

                                     SANTI GROUP OF FLORIDA, INC.


Address:  4696 Oakdale Road          By:  /s/ Terry White                [SEAL]
          Smyrna, GA 30080              ---------------------------------
                                     Name: Terry White
                                     Title: Vice President

                                    EXHIBIT A
                              FINANCIAL STATEMENTS

                       See attached Financial Statements.

                                   SCHEDULE 1
                                EXCLUDED ACCOUNTS

                                      None.

                                   SCHEDULE 2
                                 EXCLUDED ASSETS

1. The corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation.

2.       All of the Excluded Accounts.

3.       All Accounts Receivable of the Seller.

4.       Any asset related to Hazardous Materials.

5.       Cash and cash equivalents of the Seller.

6.       All right and time to the name "Seagraves, Inc.".

7. The following personal property owned by the Seller, or a principal of the Seller, as well as any and all contracts or agreements connected with any of the following and any and all indebtedness, obligations or liabilities associated with any of the following:

         (a) 1994 Mercedes Benz S500 (veh #20), v.i.n. WDBGA51E5RA169035 (asset #219 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (b) 1997 Ford F-150 Pick-up truck, v.i.n. 1FTDF0762VKB32103 (asset #208 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (c) fax machine (asset #226 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (d) file cabinet (asset #227 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (e) office cabinet (asset #228 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (f) Gateway 2000 computer (asset #175 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (g) buildings located on the real property described in Item 8 below (asset #2 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (h) building improvements located on the real property described in Item 8 below (asset #114 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (i)      castille cabinets located on the real property described in
                  Item 8 below (asset #153 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (j) leasehold improvements located on the real property described in Item 8 below (asset #156 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

                                   SCHEDULE 2
                                 EXCLUDED ASSETS
                               (CONTINUED PAGE 2)

         (k)      fencing (whaley) located on the real property described in
                  Item 8 below (asset #116 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (l) organization costs (asset #24 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (m) loan costs (asset #52 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (n) loan costs (asset #127 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (o) loan costs (asset #130 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (p) loan costs (asset #117 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

         (q) loan costs (asset #136 on Seagraves, Inc. Federal Depreciation Report dated 3/5/98 for 1997 tax year)

8. All of the following real estate owned by the Seller, or a principal of the Seller, consisting of those certain premises located at (i) 1804 Nashville Street, Orlando, FL; (ii) 2127 West Pine Street, Orlando, FL; and (iii) 1326 17th Street Orlando, FL, legally described as follows:

         (a) Lots 12 and 13, Block 2, L.J. Dollins' Subdivision, according to the plat thereof as recorded in Plat Book F, Page 102 of the public records of Orange County, Florida.

         (b) Lots 1 and 2, of Block 3, of CLEAR LAKE VIEWS, as per plat thereof, recorded in Plat Book "J", page 145, Public Records of Orange County, Florida.

         (c) Lots 9 and 10, Block 1, CLEAR LAKE VIEWS SUBDIVISION, according to plat thereof as recorded in Plat Book J, page 145, of the Public Records of Orange County, Florida.

         (d) Lots 11, 12, 13, 14, 15, and 16 Block 1, Clear Lake View, according to Plat Book J, Page 145, Public Records of Orange County, Florida.

         (e) The North 67.5 feet of Lots 25 & 26, Block 1, Clear Lake Views, according to the Plat thereof as recorded in Plat Book "J" at Page 145 of Public Records of Orange County, Florida.

         (f) Lots 27, 28, 29 and 30, BLOCK 1, CLEAR LAKE VIEWS SUBDIVISION, according to the plat thereof, as recorded in Plat Book J, Page 145, Public Records of Orange County, Florida.

                                   SCHEDULE 2
                                 EXCLUDED ASSETS
                               (CONTINUED PAGE 3)

         (g) Lots 31, 32, 33, and 34, Block 1, CLEARLAKE VIEWS SUBDIVISION, according to the plat thereof as recorded in plat book "J", page 145, of the Public Records of Orange County, Florida.

         (h) Lots 17, 18, 19 and 20, Block one (1), Clear Lake Views, according to the plat thereof as recorded in plat book "J", page 145, public records of Orange County, Florida.

         (i) Lots 35, 36, 37 and 38, Block 1, CLEAR LAKE VIEWS, according to the plat thereof as recorded in Plat Book J, Page 145, Public Records of Orange County, Florida.

         (j) Lots 39 & 40, Block 1, CLEAR LAKE VIEW SUBDIVISION, according to the plat thereof as recorded in Plat Book J, Page 145, Public records of Orange County, Florida.

                                   SCHEDULE 3
                               ASSUMED LIABILITIES

1. All obligations of the Seller directly associated with or under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Accounts either (i) to furnish goods, services, and other non-cash benefits to customers after the Closing, or (ii) to pay for goods, services, and other non-cash benefits that another Person will furnish to it after the Closing.

2. That indebtedness of the Seller to SunTrust Bank associated with each of the following assets pursuant to the financing documents related thereto in the approximate amount indicated therewith:

         (a) Radio System for Trucks (approximately $62,712.86)

         (b) 1989 Ford Pick Up (#7769) (approximately $35,821.39)

         (c) 1996 Ford F250 Van (#2526) (amount included in item 2(b) above)

         (d) 1996 Ford F250 Van (#4737) (amount included in item 2(b) above)

                                   SCHEDULE 4
                           CLOSING PAY-OFF INFORMATION
                 OTHER THAN WITH RESPECT TO ASSUMED LIABILITIES



Security Interest                  Holder                     Pay-Off Amount


                            See Attached Spreadsheet.

                 DISCLOSURE SCHEDULE TO ASSET PURCHASE AGREEMENT

[the Seller and the Seller Shareholder Parties need to complete and provide information required by Article 3, as well as set forth any other exceptions to the representations and warranties of the Seller and the Seller Shareholder Parties] [below is list of Sections in Article 3 which require certain information] [other Sections may be required]

Section 3.4                [Seller Shares]

Section 3.4                [Subsidiaries]

Section 3.11               [Tax Returns]

Section 3.12(i)            [Owned Real Property]

Section 3.12(ii)           [Leased Real Property]

Section 3.14               [Contracts/Agreements]

Section 3.16               [Insurance]

Section 3.17               [Litigation]

Section 3.18               [Service Warranty]

Section 3.20               [Employees]

Section 3.21               [Employee Benefits]

Section 3.23(v)            [Disposal Sites]

Section 3.25               [Accredited Investor Qualifications]

Section 3.26               [Nonassignable Accounts]

Section 3.27               [Accounts]

Section 3.29               [Permits]